Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
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                                  NEWS RELEASE
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Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          John Quirk (jquirk@lhai.com)
investorrelations@vasomedical.com       (212) 838-3777

                                        Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100

        VASOMEDICAL REPORTS THIRD QUARTER FISCAL 2004 FINANCIAL RESULTS


WESTBURY, N.Y. (April 14, 2004) Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and nine months ended February 29, 2004. For the third quarter of fiscal 2004, Vasomedical recorded total revenue of $5.9 million, compared with total revenue of $7.2 million in the third quarter of fiscal 2003. Gross profit for the fiscal 2004 third quarter was $4.0 million, compared with $4.4 million for the fiscal 2003 third quarter. The Company reported a net loss of $310,000, or $0.01 per share, for the three months ended February 29, 2004, compared with net earnings of $26,000, or $0.00 per share, in the year-ago quarter.

On a sequential quarter basis, total revenue improved 20% compared with $4.9 million in the fiscal second quarter ended November 30, 2003, while gross profit was up 25% from $3.2 million in the immediately preceding quarter. The net loss improved sharply compared with a net loss of $2.1 million, or a loss of $0.04 per share, in the previous quarter.

Commenting on the quarter, Fred Paulson, interim president and chief executive officer, said, "Our financial results strengthened while we worked to pave the way for future growth. Sales increased solidly off a relatively weak fiscal second quarter as Medicare rates were reduced. Gross margins increased for the third quarter by more than two full percentage points to nearly 68%, and increased by more than six percentage points compared with the same period last year, due to a favorable shift in sales mix, including one-time sales of partially amortized EECP systems related to completion of the PEECH trial and certain clinical sites and cost reductions that have helped to offset continued price declines. Importantly, our cash position improved modestly during the quarter to more than $7.7 million, driven by aggressive management of working capital.

"We anticipate that service revenue will continue to be a growth driver for us, representing recurring revenues and superior margins. In addition, with a fully trained sales force now in place in all US territories supported by strong clinical data and growing physician acceptance, we believe we are well positioned to further build the business, particularly in the many parts of the nation where penetration rates for EECP equipment is quite low.

"In terms of reimbursement, we are continuing to evaluate our options and we are formulating the Company's strategy to expand the allowable patient base to include less severe forms of angina for EECP therapy and congestive heart failure. In the fiscal third quarter, we completed enrollment for the pivotal PEECH trial, and believe that results from this study will be an important driver of Medicare and third party payer reimbursement for EECP treatment of congestive heart failure," said Paulson.

For the first nine months of fiscal 2004, total revenues were $16.3 million, compared with $18.3 million for the first nine months of fiscal 2003. The net loss for the nine months ended February 29, 2004 was $2.7 million, or $0.05 per share, compared with a net loss of $4.8 million, or $0.08 per share, for the nine months ended February 28, 2003.

Cash and cash equivalents at February 29, 2004 were $7.7 million, up from $5.2 million at May 31, 2003.

Conference Call

As previously announced, the Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or for international callers, please dial (706) 634-7417. A telephone replay will be available until 11:59 p.m. Eastern Time on April 17, 2004 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering passcode 6657025.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP  Enhanced External Counterpulsation

Vasomedical's advanced, state-of-the-art EECP external counterpulsation system is comprised of an air compressor, a computer console, a set of cuffs and a treatment table. To receive treatment, patients lie down on the table and have their calves and lower and upper thighs wrapped in the cuffs. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle, decreases the heart's workload and creates a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

Treatment is typically given in 35 one-hour-sessions over seven weeks; the benefits have been shown to persist for years. Researchers hypothesize that EECP may work by promoting the release of beneficial growth factors, by improving the neurohormonal milieu within blood vessels and by encouraging the proliferation of collateral blood vessels. Vasomedical's EECP systems are the only counterpulsation devices shown in clinical studies published in major peer-reviewed journals to provide improvements in exercise capacity, peak oxygen consumption and quality of life.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's proprietary technology. EECP is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP is a registered trademark for Vasomedical's enhanced external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used herein, words such as "anticipated", "believes", "could", "estimates", "expects", "may", "plans", "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company makes no representations as to the effect this rate change may have on its future revenue and earnings. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to revise any forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                           February 29,       May 31,
                                                                                               2004             2003
                                                                                          ------------      -----------
                                        ASSETS                                              (unaudited)       (audited)
CURRENT ASSETS
     Cash and cash equivalents                                                               $7,744            $5,223
     Accounts receivable, net of an allowance for doubtful accounts of $758 and
       $769 at February 29, 2004, and May 31, 2003, respectively                              4,781             7,377
     Inventories                                                                              2,665             3,440
     Deferred income taxes                                                                       --               303
     Financing receivables, net                                                                  --               264
     Other current assets                                                                       471               268
                                                                                          ------------      -----------
         Total current assets                                                                15,661            16,875

PROPERTY AND EQUIPMENT, net                                                                   2,471             3,233
FINANCING RECEIVABLES, net                                                                       --               679
DEFERRED INCOME TAXES                                                                        14,582            14,279
OTHER ASSETS                                                                                    290                262
                                                                                          ------------      -----------
                                                                                            $33,004           $35,328
                                                                                          ============      ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                                   $2,791            $2,668
     Current maturities of long-term debt and notes payable                                     134               108
     Sales tax payable                                                                          331               462
     Deferred revenues                                                                        1,601               789
     Accrued warranty and customer support expenses                                             241               575
     Accrued professional fees                                                                   91               208
     Accrued commissions                                                                        347               587
                                                                                          ------------      -----------
         Total current liabilities                                                            5,536             5,397

LONG-TERM DEBT                                                                                1,127             1,178
ACCRUED WARRANTY COSTS                                                                          109               213
DEFERRED REVENUES                                                                               959               921
OTHER LIABILITIES                                                                               234               300

                           COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; none issued and
       outstanding                                                                               --                --
     Common stock, $.001 par value; 110,000 shares authorized; 58,158 and 57,822 shares at February 29, 2004 and May 31, 2003, respectively, issued and
       outstanding                                                                               58                58
     Additional paid-in capital                                                              51,006            50,623
     Accumulated deficit                                                                    (26,025)          (23,362)
                                                                                          ------------      -----------
         Total stockholders' equity                                                          25,039            27,319
                                                                                          ------------      -----------
                                                                                            $33,004           $35,328
                                                                                          ============      ===========

                       Vasomedical, Inc. and Subsidiaries

                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                            Nine Months Ended                   Three Months Ended
                                                       ------------------------------      ------------------------------
                                                         February        February 28,        February       February 28,
                                                         29, 2004            2003            29, 2004           2003
                                                       -------------    -------------      -------------    -------------
Revenues                                                 $16,280          $18,336             $5,950           $7,153

Cost of sales and services                                 5,566            6,734              1,933            2,770
                                                       -------------    -------------      -------------    -------------
   Gross Profit                                           10,714           11,602              4,017            4,383

Expenses
   Selling, general and administrative                     9,218           10,877              3,083            3,013
   Research and development                                2,997            3,521              1,044            1,003
   Provision for doubtful accounts                         1,147            3,542                162              281
   Interest and other income, net                            (14)               8                 28               17
                                                       -------------    -------------      -------------    -------------
                                                          13,348           17,948              4,317            4,314

                                                       -------------    -------------      -------------    -------------
EARNINGS (LOSS) BEFORE INCOME TAXES                       (2,634)          (6,346)              (300)              69
   Income tax (expense) benefit, net                         (30)           1,541                (10)             (43)
                                                       -------------    -------------      -------------    -------------
NET EARNINGS (LOSS)                                      ($2,664)         ($4,805)             $(310)             $26
                                                       =============    =============      =============    =============


Net earnings (loss) per common share
     - basic                                               ($0.05)          ($0.08)            ($0.01)           $0.00
                                                       =============    =============      =============    =============
     - diluted                                             ($0.05)          ($0.08)            ($0.01)           $0.00
                                                       =============    =============      =============    =============

Weighted average common shares outstanding
     - basic                                               57,847           57,647             57,887           57,809
                                                       =============    =============      =============    =============
     - diluted                                             57,847           57,647             57,887           58,078
                                                       =============    =============      =============    =============




REVENUES BY SALES TYPE
Equipment sales                                          $14,147          $16,996             $5,185           $6,581
Equipment rental and services                              2,133            1,340                765              572
                                                       -------------    -------------      -------------    -------------
   Total                                                 $16,280          $18,336             $5,950           $7,153
                                                       =============    =============      =============    =============

REVENUES BY GEOGRAPHIC REGION
   United States business                                $15,625          $17,482             $5,631           $7,026
   Non-domestic business                                     655              854                319              127
                                                       -------------    -------------      -------------    -------------
                                                         $16,280          $18,336             $5,950           $7,153
                                                       =============    =============      =============    =============


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